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                                                                       Exhibit 1

                                                                  EXECUTION COPY


                                KRAFT FOODS INC.
                                   ("Company")

                                 Debt Securities

                                 TERMS AGREEMENT
                                 ---------------


                                                                    May 15, 2002


To:  The Representatives of the Underwriters identified herein

Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated September 1, 2001 and filed as an exhibit to the Company's registration statement on Form S-3 (No. 333-86478) relating to debt securities and warrants to purchase debt securities (the "Underwriting Agreement"), the following securities (the "Offered Securities") on the following terms:


                               OFFERED SECURITIES
                               ------------------


Title:

         5 1/4% Notes due 2007 (the "2007 Notes").

         6 1/4% Notes due 2012 (the "2012 Notes;" and collectively with the 2007 Notes, the "Notes").

Principal Amount:

         In the case of the 2007 Notes, $1,000,000,000.

         In the case of the 2012 Notes, $1,500,000,000.

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Interest:

         In the case of the 2007 Notes, 5 1/4% per annum, from May 20, 2002, payable semiannually on June 1 and December 1, commencing December 1, 2002, to holders of record on the preceding May 15 or November 15, as the case may be.

         In the case of the 2012 Notes, 6 1/4% per annum, from May 20, 2002, payable semiannually on June 1 and December 1, commencing December 1, 2002, to holders of record on the preceding May 15 or November 15, as the case may be.

Maturity:

         In the case of the 2007 Notes, June 1, 2007.

         In the case of the 2012 Notes, June 1, 2012.

Currency of Denomination:

         United States Dollars ($).

Currency of Payment:

         United States Dollars ($).

Form and Denomination:

         Book-entry form only represented by one or more global securities deposited with The Depository Trust Company or its designated custodian, in denominations of $1,000 and $1,000 integral multiples thereof.

Overseas Payment and Transfer Agents:

         Luxembourg Paying Agent: J.P. Morgan Bank Luxembourg S.A.

Optional Redemption:

         Other than as set forth in the next sentence, the Notes may not be redeemed prior to maturity. The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of Notes--Redemption for Tax Reasons" in the prospectus supplement dated the date hereof relating to the Notes.

Conversion Provisions:

         None.

Sinking Fund:

         None.

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Listing:

         Application has been made to list the Notes on the Luxembourg Stock Exchange.

Delayed Delivery Contracts:

         None.

Payment of Additional Amounts:

         Section 1010 of the Indenture shall be applicable to the Notes, except that the term "Holder," when used in Section 1010 of the Indenture, shall mean the beneficial owner of a Note or any person holding on behalf or for the account of the beneficial owner of a Note.

Purchase Price:

         In the case of the 2007 Notes, 99.125% of principal amount of the 2007 Notes, plus accrued interest, if any, from May 20, 2002.

         In the case of the 2012 Notes, 99.510% of principal amount of the 2012 Notes, plus accrued interest, if any, from May 20, 2002.

Expected Reoffering Price:

         In the case of the 2007 Notes, 99.475% of principal amount.

         In the case of the 2012 Notes, 99.960% of principal amount.

Additional Agreements of the Company:

              The Company hereby agrees to use its reasonable efforts to have the Notes listed, as soon as practicable, and maintained on the Luxembourg Stock Exchange in accordance with its rules.

Additional Representations and Warranties of the Company:

              The Company hereby represents and warrants and agrees with each Underwriter that the documents incorporated by reference in the Registration Statement and the Prospectus on or before the Closing Date, when they were or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                                       3

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Additional Closing Conditions:

              It shall be a condition to the obligations of the several Underwriters to purchase and pay for the Offered Securities that the opinion of counsel referred to in Section 5(d) of the Underwriting Agreement shall include an opinion substantially to the effect of the immediately preceding paragraph.

                                  OTHER MATTERS
                                  -------------

Closing:

         10:00 A.M. on May 20, 2002, at the offices of Hunton & Williams, 200 Park Avenue, New York, New York 10166, in Federal (same day) funds.

Settlement and Trading:

         Book-Entry Only via DTC.

Names and Addresses of the Representatives:

         Deutsche Bank Securities Inc.
         31 West 52nd Street
         New York, New York 10019

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10013

Names and Addresses of the Lead Underwriters:

         Deutsche Bank Securities Inc.
         31 West 52nd Street
         New York, New York 10019

         Salomon Smith Barney Inc.
         388 Greenwich Street
         New York, New York 10013

Selling Restrictions:

         (A) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligation on the Company except as set forth in the Underwriting Agreement and herein.

                                       4

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         (B) Each Underwriter hereby severally represents and agrees that:

             (1) it and each of its affiliates have not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of such Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended) and
                  Schedule 11 of the Financial Services and Markets Act 2000 of the United Kingdom (the "FSMA");

             (2) it and each of its affiliates have complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom; and

             (3) it and each of its affiliates will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

         (C) Each Underwriter hereby severally represents and agrees that:

             (1) it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, in Hong Kong by means of any document, any Notes other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chap. 32) of Hong Kong; and

             (2) it and each of its affiliates have not issued and will not issue, directly or indirectly, any invitation or advertisement relating to the Notes in Hong Kong, except if permitted to do so under the securities laws of Hong Kong, other than with respect to Notes intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

         (D) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not offered or sold, and will not offer or sell, any Notes nor will it circulate or distribute any offering document or material relating to the Notes, directly or indirectly, to the public or any member of the public in Singapore other than
             (i) to an institutional investor or other person specified in
             Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"); (ii) to a sophisticated investor specified in Section 106D of the Singapore

                                       5

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               Companies Act; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

           (E) Each Underwriter hereby severally represents and agrees that with respect to Germany, it and each of its affiliates have not and will not register or publish in respect of the Notes within the Federal Republic a selling prospectus (Verkaufsprospekt) within the meaning of the German Securities Sales Prospectus Act (Wertpapier-Verkaufprospektgesetz) of December 13, 1990 (as amended); and it and each of its affiliates have not offered or sold and will not offer and sell any Notes in the Federal Republic otherwise than in accordance with the provisions of the German Securities Sales Prospectus Act.

           (F) Each Underwriter hereby severally represents and agrees that (a) it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, any of the Notes to the public in the Republic of France, (b) it and each of its affiliates have not distributed and will not distribute or cause to be distributed in the Republic of France the Prospectus or any other offering material relating to the Notes, except (i) to qualified investors (investisseurs qualifies) or (ii) a restricted group of investors (cercle restreint d'investisseurs), all as defined in article L. 411-2 of the Code monetaire et financier, in Decret no. 98-880 dated 1st October, 1998 and in Regulation no. 98-09 of the Commission des Operations de Bourse, and (c) offers and sales of Notes will be made in the Republic of France only to such qualified investors or restricted group of investors.

           (G) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not offered or sold and will not offer or sell, directly or indirectly, any of the Notes, in or to residents of Japan or to any person for re-offering or re-sale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan available thereunder and in compliance with the other relevant laws of Japan.

           (H) Each Underwriter hereby severally represents and agrees that it and each of its affiliates have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in The Netherlands any Notes other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

           (I) Each Underwriter hereby severally represents and agrees that it and each of its affiliates will not distribute the Notes in Canada other than on a private placement basis in the provinces of Ontario and British Columbia, exempt from the requirement that the Company prepare and file a prospectus with the applicable securities regulatory authorities and exempt from applicable dealer registration requirements. Each Underwriter also hereby severally represents and agrees that sales of the Notes to residents of the province of Ontario, Canada, will be made only by dealers that are registered in Ontario, Canada, and will not be made

                                       6

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                  directly by a United States dealer unless such dealer is
                  appropriately registered in Ontario.

                  The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                  The provisions of the Underwriting Agreement are incorporated herein by reference, except that (a) Section 4(h) thereof is subject to the letter agreement entered into on the date hereof between the Company and the Representatives and (b) Section 5(c)(iii) thereof is hereby amended and restated in its entirety with respect to the Offered Securities as follows:

              "(iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any material disruption in commercial banking or securities settlement or clearance services, or any setting of minimum prices for trading any securities of the Company on the New York Stock Exchange, or any suspension of trading of any securities of the Company on the New York Stock Exchange;".

                  The Offered Securities will be made available for checking and packaging at the office of Hunton & Williams, 200 Park Avenue, New York, New York 10166, at least 24 hours prior to the Closing Date.

                  For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the fifth and sixth paragraphs under the caption "Underwriting" in the prospectus supplement.

                                       7

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          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                             Very truly yours,

                                             KRAFT FOODS INC.


                                             By /s/ James P. Dollive
                                                --------------------------
                                                Name:  James P. Dollive
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


The foregoing Terms Agreement is hereby
confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.


By /s/ Dan Benton
  ----------------------------------
     Name:  Dan Benton
     Title: Managing Director



By /s/ Christopher T. Whitman
  ----------------------------------
     Name:  Christopher T. Whitman
     Title: Managing Director



SALOMON SMITH BARNEY INC.


By /s/ Brooke Schooley
  ----------------------------------
      Name:  Brooke Schooley
      Title: Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

                                       8

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                                   SCHEDULE A

                                       Principal Amount of   Principal Amount of
                                          5 1/4% Notes           6 1/4% Notes
                                            due 2007               due 2012
                                            --------               --------
Underwriter
-----------
Deutsche Bank Securities Inc.            $  320,000,000       $ 480,000,000
Salomon Smith Barney Inc.                   320,000,000         480,000,000
ABN AMRO Bank N.V.                           60,000,000          90,000,000
BNP Paribas Securities Corp.                 60,000,000          90,000,000
Caboto IntesaBci - SIM S.p.A.                60,000,000          90,000,000
HSBC Securities (USA) Inc.                   60,000,000          90,000,000
SG Cowen Securities Corporation              60,000,000          90,000,000
Banco Bilbao Vizcaya Argentaria, SA          15,000,000          22,500,000
ING Financial Markets LLC                    15,000,000          22,500,000
Samuel A. Ramirez & Company, Inc.            15,000,000          22,500,000
Utendahl Capital Partners, L.P.              15,000,000          22,500,000
                                         --------------      --------------
Total..............................      $1,000,000,000      $1,500,000,000
                                         ==============      ==============